Exhibit 99.1

Civitas Names M. Chris Doyle Chief Executive Officer

Highly experienced energy executive with demonstrated track record of leading teams and diversified platforms across E&P, Midstream Gathering & Processing

Fully aligned with Civitas’ founding principles of creating compelling value for all stakeholders

Interim CEO Benjamin Dell to continue as Civitas’ Chairman

May 2, 2022 – DENVER – Civitas Resources, Inc. (NYSE: CIVI) (“Civitas” or the “Company”), today named Chris Doyle its next President and Chief Executive Officer, effective May 2, 2022.

Mr. Doyle has over 25 years of domestic and international experience in Exploration and Production (“E&P”) and Midstream Gathering and Processing – having set the foundation for his career with over two decades at Anadarko Petroleum and Chesapeake Energy. He joins Civitas after serving as President and CEO of Primexx Energy Partners and leading a comprehensive transformation of the privately held Delaware Basin company. From 2016 to 2020, Mr. Doyle served as President and CEO of Olympus Energy, a privately held energy company with upstream and midstream assets in the Appalachian Basin. At both companies, Mr. Doyle helped create a culture anchored on operational excellence, accountability, transparency, and leading ESG performance.

Ben Dell, Civitas Chairman and interim CEO, said: “I am very pleased to welcome Chris to Civitas. The Board of Directors and I believe that his experience, judgment, and perspective will be instrumental as we continue to thoughtfully grow the Civitas platform with a clear objective of becoming a national leader among peers, while advancing the principles of the new E&P business model. At Civitas, we have always embraced bold ambitions, and under Chris’ leadership, we will continue working tirelessly to create compelling value for all stakeholders.”

Mr. Doyle said: “I have admired Civitas’ rapid emergence as a leader in the E&P space as it focused on strengthening alignment with shareholders, generating significant free cash, and leading responsible energy development in Colorado as the state’s first carbon neutral energy producer. I am particularly excited to join the Company at this stage of its evolution and growth trajectory, and I look forward to working closely with the entire Civitas team and all of our stakeholders to create lasting value.”

Civitas initiated a national search for its next CEO in February of this year. The search committee, comprised of members of its Board of Directors and advised by an executive search firm, sought to identify a new CEO who would further the Company’s core principles of executing on its prudent reinvestment strategy, returning meaningful cash to shareholders while maintaining a peer-leading balance sheet, realizing value creation via consolidation, and exhibiting continued ESG leadership. Following an extensive process, the Board unanimously agreed that Mr. Doyle was the right leader to help Civitas meet its significant potential.

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil & gas producer and is focused on developing and producing crude oil, natural gas and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civitasresources.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. For a description of factors that may cause Civitas’ actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Civitas’ 2021 Annual Report on Form 10-K and other documents of Civitas’ on file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Civitas will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Civitas or its business or operations. Except as required by law, Civitas undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Civitas’ forward-looking statements.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Brian Cain, info@civiresources.com